Calculation of Filing Fee Tables
S-3
Angi Inc.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A common stock, par value $0.001, per share	Other	419,598,827		$ 777,327,806.96	0.0001531	$ 119,008.89
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 777,327,806.96		$ 119,008.89
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 119,008.89
Offering Note
[1]	(1) This registration statement relates to shares of Class A common stock, par value $0.001 per share (the "Class A common stock"), of Angi Inc. (the "Registrant"), which are anticipated to be distributed pursuant to a spin-off transaction to the holders of common stock and Class B common stock of IAC Inc. ("IAC"). The amount of the Registrant's Class A common stock to be registered represents an estimate of the maximum number of shares of Class A common stock that will be distributed to the holders of IAC common stock and Class B common stock upon consummation of the spin-off. There are also registered hereunder such indeterminate number of additional shares of Class A common stock that may become issuable due to anti-dilution adjustments for changes resulting from stock splits, stock dividends, recapitalizations or similar transactions and certain other events as provided for in the terms of the Class A common stock. (2) Maximum aggregate offering price estimated in accordance with Rule 457(a) and Rule 457(c) promulgated under the Securities Act, and solely for the purposes of calculating the registration fee, calculated as the product of (i) 419,598,827 (the estimated maximum number of shares of Angi Class A common stock being registered on this Form S-3), multiplied by (ii) the average of the high and low prices of the Angi Class A common stock as reported on The Nasdaq Global Select Market on January 24, 2025.